UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2020

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Item 2.02.	Results of Operations and Financial Condition.

On March 2, 2020, Allscripts Healthcare Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the three and twelve months ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1.
The information furnished pursuant to this item, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer
On March 2, 2020, the Company announced that Dennis Olis would no longer be serving as Chief Financial Officer, principal financial officer or principal accounting officer of the Company, effective March 3, 2020. The departure of Mr. Olis is not as a result of any dispute or disagreement over the Company’s accounting principles or practices, financial statement disclosures, ethics policy or otherwise. To assist in the orderly transition of the Chief Financial Officer position, Mr. Olis will continue with the Company until April 1, 2020. Upon his departure from the Company, Mr. Olis will be entitled to receive (i) 1x the sum of base salary plus target cash incentive bonus opportunity, to be paid over a twelve-month period, (ii) one year of continued health benefits and (iii) partial accelerated vesting of equity awards, consistent with Section 4.5.1. of his employment agreement dated October 10, 2012, which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K.

Appointment of Chief Financial Officer
Effective March 3, 2020, Rick Poulton was appointed as the Company’s Chief Financial Officer, and he will serve as the Company’s principal financial officer and principal accounting officer. In addition to serving as the Company’s Chief Financial Officer, Mr. Poulton will continue to serve as the Company’s President.
Mr. Poulton, 54, has served as the Company’s President since October 2015. From October 2012 to March 2016, Mr. Poulton served as the Company’s Chief Financial Officer, and from October 2012 to September 2015, Mr. Poulton also served as the Company’s Executive Vice President. From 2006 to 2012, Mr. Poulton served in various positions at AAR Corp., a provider of products and services to commercial aviation and the government and defense industries. His most recent role at AAR Corp. was Chief Financial Officer and Treasurer. Mr. Poulton also spent more than ten years at UAL Corporation in a variety of financial and business development roles, including Senior Vice President of Business Development as well as President and Chief Financial Officer of its client-focused Loyalty Services subsidiary.
There are no family relationships between Mr. Poulton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
There are no changes to the terms of Mr. Poulton’s employment in connection with his appointment as Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
 The following exhibits are filed or furnished herewith:
Exhibit No.	Description

99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on March 2, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: March 2, 2020
	By:	/s/ Brian Farley
Brian Farley Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary